Exhibit 99.1

       VANDA PHARMACEUTICALS REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS

    COMPANY'S PHASE III TRIAL ENROLLMENT FOR ILOPERIDONE IS NEAR COMPLETION;
           COMPANY'S PHASE III TRIAL FOR VEC-162 IS AHEAD OF SCHEDULE

     ROCKVILLE, Md., Aug. 3 /PRNewswire-FirstCall/ -- Vanda Pharmaceuticals Inc. (Nasdaq: VNDA), a biopharmaceutical company focused on the development and commercialization of clinical-stage product candidates for central nervous system disorders, today announced financial and operational results for the second quarter ended June 30, 2006.

     Vanda reported research and development (R&D) expenses in the second quarter of $19.1 million, compared to first quarter 2006 R&D expenses of $15.5 million and second quarter 2005 R&D expenses of $3.7 million. Total expenses for the second quarter of 2006 were $22.1 million, compared to $18.4 million in the first quarter of 2006 and $5.5 million in the second quarter of 2005. The increase in expenses is primarily attributable to the combined costs of administering the Company's current Phase III trial for its product candidate iloperidone and the Company's current Phase III trial for its product candidate VEC-162.

     Net loss applicable to common stockholders was $21.4 million for the second quarter of 2006, compared to a net loss of $18.1 million in the first quarter of 2006 and a net loss of $5.5 million in the second quarter of 2005. As of June 30, 2006, Vanda's cash, cash equivalents, and short-term investments totaled $60.2 million.

     "We are pleased to see that our two Phase III clinical trails continue to enroll ahead of schedule and move closer to completion," stated Mihael Polymeropoulos, M.D., President and CEO of Vanda. "Looking ahead, we are excited and optimistic about reporting the results for both of these trials as early as the first quarter of 2007, and if successful, our anticipated NDA filing for iloperidone by the end of 2007."

     OPERATIONAL HIGHLIGHTS

     Iloperidone Phase III Trial

     Vanda's ongoing Phase III clinical trial to evaluate its product candidate iloperidone for the treatment of patients with schizophrenia is significantly ahead of schedule and is nearing the completion of achieving its enrollment target. The trial is a randomized, double-blind, placebo-controlled Phase III trial of approximately 600 patients.

     The study began in November 2005, and reached an enrollment of 567 patients as of July 31, 2006. Vanda expects to report top-line results early in the first quarter of 2007. If successful, Vanda expects to file a New Drug Application
(NDA) with the Food and Drug Administration (FDA) for iloperidone by the end of 2007.

     VEC-162 Phase III Trial

     In February 2006, the Company initiated a Phase III clinical trial to evaluate the safety and efficacy of its product candidate VEC-162 for the treatment of insomnia. The trial is a randomized, double-blind, placebo-controlled transient insomnia trial in which we expect to enroll approximately 400 healthy volunteers at up to 20 investigator sites in the U.S. The trial will measure sleep efficiency and time to fall asleep, as well as next-day performance and mood.

     Enrollment for the trial is ahead of schedule and reached an enrollment of 308 patients as of July 31, 2006. Vanda expects to report the top-line results in the first quarter of 2007. The Company will need to conduct additional Phase III trials to receive FDA approval of VEC-162 for the treatment of insomnia.

     FINANCIAL DETAILS

     * Operating Expenses. Second quarter research and development expenses, primarily consisting of salaries, stock-based compensation, and related expenses for personnel and capital resources used in the Company's clinical trials and research initiatives, were $19.1 million, up from $15.5 million in the previous quarter and up from $3.7 million in the second quarter of 2005. The increase in R&D expenses in the second quarter relative to the first quarter of 2006 was primarily due to an increase in clinical trial expenses related to the Company's two ongoing Phase III clinical trials.

          General and administrative (G&A) expenses totaled $3.0 million in the second quarter of 2006, up from $2.9 million in the first quarter of 2006, and up from $1.9 million in the second quarter of 2005. The increase in G&A expenses in the second quarter of 2006 relative to the first quarter of 2006 was primarily due to increased insurance expense and professional fees.

          Stock-based compensation recorded in the second quarter of 2006 was $1.5 million for employees under SFAS 123(R). Of the total $1.5 million, $0.1 million was recorded in R&D expenses and $1.4 million was recorded in G&A expenses. In the first quarter of 2006 and the second quarter of 2005, total stock-based compensation was $1.5 million and $1.4 million, respectively.

     * Net loss applicable to common stockholders for the second quarter of 2006 was $21.4 million. This compares to a net loss of $18.1 million in the first quarter of 2006 and $5.5 million in the second quarter of 2005.

     * Cash and marketable securities increased by $40.1 million during the second quarter. Changes were primarily composed of $21.4 million of operating losses and $0.5 million in fixed asset additions and other items, offset by net cash proceeds of $53.3 million from the issuance of common stock in the Company's initial public offering, increases in accrued R&D expenses and accounts payable of $5.9 million, decreases in prepaid expenses and deposits of $1.1 million and $1.6 million of non- cash depreciation, amortization, and stock-based compensation expenses.

     * The balance sheet at June 30, 2006 reflected $60.2 million of unrestricted cash, cash equivalents and marketable securities, compared to $20.1 million as of March 31, 2006, and $31.2 million as of December 31, 2005.

     FINANCIAL GUIDANCE

     As previously discussed last quarter full year 2006 financial results are expected to show total cash used from the Company's operations to be approximately $60 million to $65 million. Total cash balance at December 31, 2006 is expected to be in the range of $20 million to $25 million, without taking into account the receipt of any proceeds from collaborations or partnerships that the Company may enter into in 2006. Vanda anticipates that its current funds will be sufficient to complete and report the results from its ongoing iloperidone and VEC-162 Phase III clinical trials that are expected to be completed in the first quarter of 2007, and to continue additional development and clinical activities for its product candidates.

     Net loss for the year is expected to be between $70 million to $75 million, or approximately $4.38 to $4.69 per diluted common share. Non-cash charges for 2006, consisting primarily of stock-based compensation expenses and depreciation and amortization, are expected to be approximately $8 million. Per share figures were computed on a weighted average basis of 15,986,501 common shares outstanding at the end of the year.

     CONFERENCE CALL

     The Company has scheduled a conference call for today, Thursday, August 3, 2006 at 10:30 AM ET. During the call, Mihael Polymeropoulos, M.D., President and CEO, and Steven Shallcross, Sr. Vice President and CFO, will discuss quarterly results and other corporate activities. Investors can call 1-800-688-0836 (domestic) and 1-617-614-4072 (international) prior to the 10:30 AM start time and ask for the Vanda Pharmaceuticals conference call hosted by Dr. Polymeropoulos. A replay of the call will be available on Thursday, August 3, 2006, beginning at 12:30 PM ET and will be accessible until Thursday, August 10, 2006, at 5:00 PM ET. The replay call-in number is 1-888-286-8010 for domestic callers and 1-617-801-6888 for international callers. The access number is 93900921.

     The conference call will be broadcast simultaneously on the Company's Web site, http://www.vandapharma.com. Investors should click on the Investor Relations tab and are advised to go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. The call will also be archived on the Vanda Web site for a period of 30 days, through September 1, 2006.

     NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Vanda's plans for its product candidates. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," and "could," and similar expressions or words, identify forward-looking statements. Such forward- looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Vanda is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in Vanda's forward-looking statements include, among others, a failure of Vanda's product candidates to be demonstrably safe and effective, a failure to obtain regulatory approval for the company's products or to comply with ongoing regulatory requirements, a lack of acceptance of Vanda's product candidates in the marketplace, or a failure to become or remain profitable, Vanda's inability to obtain the capital necessary to fund its research and development activities, a loss of any of the company's key scientists or management personnel, and other factors that are described in the "Risk Factors" section of Vanda's report on Form 10- Q for its first quarter ended March 31, 2006. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation to update any forward- looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

     ABOUT VANDA PHARMACEUTICALS INC.:

     Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of clinical-stage product candidates for central nervous system disorders. The Company has three product candidates in clinical development. Vanda's lead product candidate, iloperidone, is a compound for the treatment of schizophrenia and bipolar disorder and is in a Phase III clinical trial for schizophrenia. Vanda's second product candidate, VEC-162, is a compound for the treatment of insomnia and depression which is currently in a Phase III clinical trial for insomnia. Vanda's third product candidate, VSF-173, is a compound for the treatment of excessive sleepiness and is ready for a Phase II clinical trial. For more on Vanda Pharmaceuticals Inc., please visit http://www.vandapharma.com.

                            VANDA PHARMACEUTICALS INC
                          (A Development Stage Company)

                      STATEMENTS OF OPERATIONS (Unaudited)

                                                   Three Months Ended
                                            ---------------------------------
                                            June 30, 2006      June 30, 2005
                                            --------------     --------------
Revenue                                     $            -     $            -
                                                         -                  -
Operating Expenses:
  Research and development                      19,099,850          3,671,523
  General and administrative                     2,980,642          1,862,407
    Total expenses                              22,080,492          5,533,930

Loss from operations                           (22,080,492)        (5,533,930)

Interest income                                    709,033             71,548
Interest expense                                    (1,625)            (5,768)
Other income (expense)                                   -                  -
    Total other income                             707,408             65,780

Net loss before tax expense                    (21,373,084)        (5,468,150)

  Tax expense                                            -                  -

Net loss                                    $  (21,373,084)    $   (5,468,150)


Basic and diluted net loss per share
 applicable to common stockholders          $        (1.11)    $      (667.66)

Shares used in calculation of basic
 and diluted net loss per share                 19,183,660              8,190


                            VANDA PHARMACEUTICALS INC
                          (A Development Stage Company)

                      STATEMENTS OF OPERATIONS (Unaudited)


                                                    Six Months Ended
                                            ---------------------------------
                                            June 30, 2006      June 30, 2005
                                            --------------     --------------
Revenue                                     $            -     $            -
                                                         -                  -
Operating Expenses:
  Research and development                      34,588,404          7,549,324
  General and administrative                     5,905,590          3,922,245
    Total expenses                              40,493,994         11,471,569

Loss from operations                           (40,493,994)       (11,471,569)

Interest income                                  1,002,893            151,504
Interest expense                                    (4,433)           (15,563)
Other income (expense)                                   -                 93
    Total other income                             998,460            136,034

Net loss before tax expense                    (39,495,534)       (11,335,535)

  Tax expense                                            -                  -

Net loss                                    $  (39,495,534)    $  (11,335,535)


Basic and diluted net loss per share
 applicable to common stockholders          $        (4.11)    $    (2,022.40)

Shares used in calculation of basic
 and diluted net loss per share                  9,616,347              5,605

                            VANDA PHARMACEUTICALS INC
                          (A Development Stage Company)

                           BALANCE SHEETS (Unaudited)

                                               June 30,         December 31,
                                                2006               2005
                                            --------------     --------------
ASSETS
  Current assets:
    Cash and cash equivalents               $   46,439,621     $   21,012,815
    Short-term investments                      13,731,498         10,141,189
    Prepaid expenses & other current
     assets                                      2,086,608          2,217,960
      Total current assets                      62,257,727         33,371,964

  Property and equipment, net                    1,900,330          1,110,576
  Deposits                                         180,000            840,000
  Restricted cash                                  430,230            430,230
      Total assets                          $   64,768,287     $   35,752,770


LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
    Accounts payable                        $    5,062,970     $    2,254,897
    Accrued expenses                            11,777,020          2,528,091
    Current portion of long-term debt               48,928            142,461
    Deferred grant revenue                         136,501            129,950
    Deferred rent and other current
     liabilities                                         -              8,131
      Total current liabilities                 17,025,419          5,063,530

  Deferred rent and other long term
   liabilities                                     175,274             24,433
      Total liabilities                         17,200,693          5,087,963

  Stockholders' equity:
    Common stock, par value                         21,907                 99
    Preferred stock                                    -           61,795,187
    Capital in excess of par value             123,386,631         23,982,981
    Accumulated other comprehensive loss           (16,002)           (17,609)
    Deferred compensation                                -        (18,766,443)
    Deficit accumulated during the
     development stage                         (75,824,942)       (36,329,408)
      Total stockholders' deficit               47,567,594         30,664,807

      Total liabilities and
       stockholders' equity                 $   64,768,287    $    35,752,770

                            VANDA PHARMACEUTICALS INC
                          (A Development Stage Company)

                      STATEMENTS OF CASH FLOWS (Unaudited)

                                                For the Six Months Ended
                                            ---------------------------------
                                            June 30, 2006      June 30, 2005
                                            --------------     --------------
Cash flows from operating activities:
  Net loss                                  $  (39,495,534)    $  (11,335,535)
  Adjustments to reconcile net income
   to net cash used in operating
   activities:
    Depreciation and amortization                  264,017            210,228
    Stock-based compensation                     3,017,878          3,307,284
    Loss on disposal of assets                      29,528                  -
    Accretion of discount on investments          (188,447)           (15,362)
    Changes in assets and liabilities:
      Prepaid expenses and other
       current assets                              132,458            (96,482)
      Deposits                                     660,000                  -
      Accounts payable                           2,723,025            107,048
      Accrued expenses                           9,135,082            405,878
      Deferred grant revenue                             -            130,924
      Other liabilities                            142,711                804
        Net cash used in operating
         activities                            (23,579,282)        (7,285,213)

Cash flows from investing activities:
  Purchases of property and equipment             (871,225)           (57,930)
  Purchases of short-term investments          (14,075,908)        (1,734,200)
  Maturities of short-term investments          10,670,000          1,400,000
        Net cash used in investing
         activities                             (4,277,133)          (392,130)

Cash flows from financing activities:
  Principal payments on obligations
   under capital lease                                (704)           (50,921)
  Principal payments on note payable               (92,888)           (84,187)
  Proceeds from exercise of stock
   options and warrants                             48,886              6,355
  Proceeds from issuance of common stock        53,329,951                  -
        Net cash provided by (used in)
         financing activities                   53,285,245           (128,753)

  Effect of foreign currency translation            (2,024)            (6,614)

Net increase (decrease) in cash and
 cash equivalents                               25,426,806         (7,812,710)

Cash and cash equivalents, beginning of
 period                                         21,012,815         16,259,770

Cash and cash equivalents, end of
 period                                     $   46,439,621     $    8,447,060


SOURCE  Vanda Pharmaceuticals Inc.
    -0-                             08/03/2006
    /CONTACT: Steven A. Shallcross, Senior Vice President, Chief Financial Officer and Treasurer of Vanda Pharmaceuticals Inc., +1-240-599-4500, steven.shallcross@vandapharma.com/
    /Web site:  http://www.vandapharma.com /